Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated January 20, 2006 on the financial statements of TANAKA Growth Fund as of November 30, 2005 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment No. 8 to TANAKA Growth Fund’s Registration Statement on Form N-1A (File Nos. 811-08638 and 333-47207.)

Cohen McCurdy, Ltd.

Westlake, Ohio

March 30, 2006